EXHIBIT 11.1
                         EARNINGS PER SHARE COMPUTATIONS

The table below details the number of common shares and common stock equivalents used in the computation of primary and fully diluted earnings per share
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
                                                             THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                  JUNE 30,                         JUNE 30,
                                                             1997           1998              1997           1998
                                                           ---------      ---------        ---------      ---------
Basic:
  Weighted average common shares outstanding
    used in computing basic earnings per share             4,878,193      4,904,663        4,869,313      4,904,663
                                                           =========      =========        =========      =========
Basic Earnings Per Share                                                      $0.12                           $0.22
                                                                          =========                       =========
Diluted:
  Weighted average common and common equivalent            4,878,193      4,904,663        4,869,313      4,904,663
     shares outstanding
  Effect of shares issuable under stock plans                 52,557         52,040           67,361         35,499
    using the treasury method
  Effect of shares contingently issuable under warrants        4,268          6,677            7,072          3,320
    issued with the 8% subordinated debentures using
    the treasury stock method
                                                           ---------      ---------        ---------      ---------
  Shares used in computing diluted earnings per share      4,935,018      4,963,380        4,943,746      4,943,482
                                                           =========      =========        =========      =========
Diluted Earnings Per Share                                                    $0.12                           $0.22
                                                                          =========                       =========
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